Exhibit 10.14

ELEVENTH AMENDMENT TO MASTER REPURCHASE AGREEMENT

THIS ELEVENTH AMENDMENT TO MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of December 19, 2014, is made and entered into between and among HomeAmerican Mortgage Corporation, a Colorado corporation (the “Seller”), and U.S. Bank National Association, as administrative agent and representative of itself as a Buyer and the other Buyers (in such capacity, the “Agent”) and as a Buyer (in such capacity, “U.S. Bank”).

RECITALS:

A.     The Seller, U.S. Bank, and the Agent are parties to a Master Repurchase Agreement dated as of November 12, 2008, as amended by a First Amendment to Master Repurchase Agreement dated as of October 29, 2009, a Second Amendment to Master Repurchase Agreement dated as of October 21, 2010, a Third Amendment to Master Repurchase Agreement dated as of September 14, 2011, a Fourth Amendment to Master Repurchase Agreement dated as of September 29, 2011, a Fifth Amendment to Master Repurchase Agreement dated as of January 31, 2012, a Sixth Amendment to Master Repurchase Agreement dated as of September 21, 2012, a Seventh Amendment to Master Repurchase Agreement dated as of December 21, 2012, an Eighth Amendment to Master Repurchase Agreement dated as of September 20, 2013, a Ninth Amendment to Master Repurchase Agreement dated as of December 31, 2013 and a Tenth Amendment to Master Repurchase Agreement dated as of September 19, 2014 (as further amended, restated or otherwise modified from time to time, the “Repurchase Agreement”).

B.     The Seller and the Agent now desire to amend certain provisions of the Repurchase Agreement as set forth herein.

AGREEMENT:

In consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.     Definitions. Capitalized terms used and not otherwise defined in this Amendment have the meanings specified in the Repurchase Agreement.

Section 2.     Amendments.

2.1.     The following definition set forth in Section 1.2 of the Repurchase Agreement is amended to read in its entirety as follows:

“Maximum Aggregate Commitment” means the maximum Aggregate Outstanding Purchase Price that is allowed to be outstanding under this Agreement on any day, being the amount set forth in Schedule BC in effect for that day, as it may be decreased under Section 2.6 or increased under Section 2.7.

2.2.     Increase of Maximum Aggregate Commitment. Section 2.7 is added following Section 2.6 of the Repurchase Agreement and shall read as follows:

Section 2.7     Increase to Maximum Aggregate Commitment. The Seller may, from time to time, by giving advance written notice of at least two (2) Business Days to the Agent in the form of Exhibit A to the Eleventh Amendment hereof, request that the Buyers increase the Maximum Aggregate Commitment, in increments of $5,000,000, with a minimum increase of $25,000,000 up to a total increase of $50,000,000, for a period for such increase being designated by the Seller (but not less than 30 days, or if less, the time remaining until the Termination Date). Any increase under this Section 2.7 shall be in the sole discretion of the Agent and the Buyers and shall require the consent of each Buyer. The consent of the Agent and the Buyers to an increase under this Section 2.7 shall be evidenced by the Agent providing to the parties to this Agreement an updated Schedule BC; provided that if an updated Schedule BC is not delivered by the Agent within two (2) Business Days of the requested increase, such request shall be deemed to have been denied.

2.3.     Facility Fee. Section 9.1 is amended to read in its entirety as follows:

9.1.     Facility Fee. The Seller agrees to pay to the Agent (for Pro Rata distribution to the Buyers) monthly, in arrears, a facility fee (the “Facility Fee”) in an amount equal to the sum of one quarter of one percent (0.25%) per annum of the Maximum Aggregate Commitment, as in effect from time to time, for the period from the date of the First Amendment hereto to the Termination Date, computed for each calendar month or portion thereof from the date of the First Amendment hereto to the Termination Date. The Facility Fee shall be payable monthly in arrears and shall be due and payable no later than the ninth (9th) day of each month (or if such day is not a Business Day, on the first Business Day thereafter). The Facility Fee is compensation to the Buyers for committing to make funds available for revolving purchases of Eligible Loans on the terms and subject to the conditions of this Agreement, and are not compensation for the use or forbearance or detention of money. Each calculation by the Agent of the amount of the Facility Fee shall be conclusive and binding absent manifest error.

Section 3.             Conditions Precedent and Effectiveness. This Amendment shall be effective as of the date first above written, upon the occurrence of the following events:

3.1.     delivery to the Agent of this Amendment duly executed by the Seller in a quantity sufficient that the Agent and the Seller may each have a fully executed original;

3.2.     delivery to the Agent of a certificate of the corporate secretary of the Seller certifying (a) that the resolutions adopted by the Seller’s board of directors on November 18, 2005, authorizing execution, delivery and performance of the credit facilities, remain in full force and effect and that no further approval of the Seller’s board of directors is required in connection with the execution, delivery, and performance of this Amendment, (b) as to the incumbency of the officers executing this Amendment on behalf of the Seller, and (c) that there has been no change to the Seller’s articles of incorporation or bylaws since copies of the same were delivered to the Agent on or about November 12, 2008; and

3.3.     delivery to the Agent of such other documents as it may reasonably request.

Section 4.             Miscellaneous.

4.1.     Ratifications. The terms and provisions of this Amendment shall modify and supersede all inconsistent terms and provisions of the Repurchase Agreement and the other Repurchase Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Repurchase Agreement and each other Repurchase Document are ratified and confirmed and shall continue in full force and effect.

4.2.     Seller Representations and Warranties. The Seller hereby represents and warrants that (a) the representations and warranties in Article 15 of the Repurchase Agreement and in the other Repurchase Documents are true and correct in all material respects with the same force and effect on and as of the date hereof as though made as of the date hereof, and (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

4.3.     Survival. The representations and warranties made by the Seller in this Amendment shall survive the execution and delivery of this Amendment.

4.4.     Reference to Repurchase Agreement. Each of the Repurchase Documents, including the Repurchase Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Repurchase Agreement as amended hereby, is hereby amended so that any reference in such Repurchase Document to the Repurchase Agreement refers to the Repurchase Agreement as amended and modified hereby.

4.5.     Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

4.6.     Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agent, the Buyers, the Seller, and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent.

4.7.     Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

4.8.     Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

4.9.     ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER REPURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO OR THERETO.

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In witness whereof the parties have caused this Amendment to be executed as of the date first written above.

SELLER AND SERVICER:
HOMEAMERICAN MORTGAGE CORPORATION, as Seller and Servicer

	By:	/s/ John J. Heaney
	Name:	John J. Heaney
	Title:	Senior Vice President and Treasurer

AGENT AND BUYER:
U.S. BANK NATIONAL ASSOCIATION, as Agent and Buyer

	By:	/s/ Edwin D. Jenkins
	Name:	Edwin D. Jenkins
	Title:	Senior Vice President

EXHIBIT A
TO ELEVENTH AMENDMENT

Form of Request for Increase

U.S. Bank National Association

Mortgage Banking Services

U.S. Bancorp Center

800 Nicollet Mall

Mail Station BC-MN-H03B

Minneapolis, Minnesota 55402-7020

Attention: Edwin Jenkins

Re: Increase to Maximum Aggregate Commitment

Ladies and Gentlemen:

Reference is made to that certain Master Repurchase Agreement, dated as of November 12, 2008 (as amended, restated or otherwise modified from time to time, the “Repurchase Agreement”), between HomeAmerican Mortgage Corporation and U.S. Bank National Association. Capitalized terms used herein shall have the meanings set forth in the Repurchase Agreement.

This letter constitutes a request by the Seller to increase the Maximum Aggregate Commitment by the amount of $__________ [complete in increments of $5,000,000 from $25,000,000 up to a total increase of $50,000,000] on ________, 20__ [complete with date not less than 2 Business Days after the date of this letter]. Such increase shall terminate on ______, 20__ [not less than 30 days after commencement date, or if less than 30 days, the Termination Date].

HOMEAMERICAN MORTGAGE CORPORATION

By:	/s/

Title: